UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2013

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Talbot Bank of Easton, Maryland (the “Bank”), the wholly owned subsidiary of Shore Bancshares, Inc. (the “Company”), has entered into a Stipulation and Consent to the Issuance of a Consent Order (the “Consent Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”), a Stipulation and Consent to the Issuance of a Consent Order (the “Maryland Consent Agreement” and together with the Consent Agreement, the “Consent Agreements”) with the Maryland Commissioner of Financial Regulation (the “Commissioner”) and an Acknowledgement of Adoption of the Order by the Commissioner (the “Acknowledgement”). The FDIC and the Commissioner issued the related Consent Order (the “Order”), effective May 24, 2013. The description of the Consent Agreements, the Order and the Acknowledgement set forth below is qualified in its entirety by reference to the Consent Agreements, the Order and the Acknowledgement, copies of which are filed herewith as exhibits 10.1, 10.2, 10.3 and 10.4 respectively, and incorporated herein by reference.

Management. The Bank is required to have and retain experienced, qualified management, and to assess management’s ability to (1) comply with the requirements of the Order; (2) operate the Bank in a safe and sound manner; (3) comply with all applicable laws, rules and regulations; and (4) restore all aspects of the Bank to a safe and sound condition, including capital adequacy, asset quality, and management effectiveness. The Bank has already implemented certain changes to comply with the Order.

Board Participation. The Bank’s board of directors is required to increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives and for the supervision of all the Bank activities. This participation shall include comprehensive, documented meetings to be held no less frequently than monthly. The board of directors must also develop a program to monitor the Bank’s compliance with the Order.

Loss Charge-Offs. The Order requires that the Bank eliminate from its books, by charge-off or collection, all assets or portions of assets classified “Loss” by the FDIC or the Commissioner. The Bank has already eliminated from its books all such classified assets.

Classified Assets Reduction. Within 60 days of the effective date of the Order, the Bank will submit a Classified Asset Plan to the FDIC and Commissioner to reduce the risk position in each asset in excess of $750,000 which is classified “Substandard” and “Doubtful” by the FDIC or Commissioner. The Bank will revise its existing Classified Asset Plan to address the terms of the Order and will submit the updated plan to the FDIC and Commissioner in accordance with the Order.

Allowance for Loan and Lease Losses. Within 60 days of the effective date of the Order, the board of directors must review the adequacy of the allowance for loan and lease losses (the “ALLL”), establish a policy for determining the adequacy of the ALLL and submit such ALLL policy to the FDIC and Commissioner. The Bank is in the process of amending its ALLL policy to comply with the terms of the Order and will submit the updated policy to the FDIC and Commissioner in accordance with the Order.

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Loan Policy. Within 60 days from the effective date of the Order, the Bank must (i) review its loan policies and procedures (“Loan Policy”) for adequacy, (ii) make all appropriate revisions to the Loan Policy to address the lending deficiencies identified by the FDIC, and (iii) submit the Loan Policy to the FDIC and Commissioner. The Bank has completed its review of the Loan Policy and is in the process of making the required revisions. The updated Loan Policy will be submitted to the FDIC and Commissioner in accordance with the terms of the Order.

Loan Review Program. Within 30 days from the effective date of the Order, the Board must establish a program of independent loan review that will provide for a periodic review of the Bank’s loan portfolio and the identification and categorization of problem credits (the “Loan Review Program”) and submit the Loan Review Program to the FDIC and Commissioner. The Bank is in the process of enhancing its existing Loan Review Program and will submit it to the FDIC and Commissioner in accordance with the terms of the Order.

Capital Requirements. Within 90 days from the effective date of the Order, the Bank must meet and maintain the following minimum capital levels, after establishing an appropriate ALLL, (i) a leverage ratio (the ratio of Tier 1 capital to total assets) of at least 8%, and (ii) a total risk-based capital ratio (the ratio of qualifying total capital to risk-weighted assets) of at least 12%. As of March 31, 2013, the Bank exceeded the Order’s minimum capital requirements with a Tier 1 leverage ratio of 8.24% and total risk based capital ratio of 12.38%.

Profit and Budget Plan. Within 60 days from the effective date of the Order and within 30 days of each calendar year thereafter, the Bank must submit a profit and budget plan to the FDIC and Commissioner consisting of goals and strategies, consistent with sound banking practices, and taking into account the Bank’s other plans, policies or other actions required by the Order. In accordance with the Order, the Bank intends to develop the profit and budget plan, which will be submitted to the FDIC and Commissioner within the required timeframe.

Dividend Restriction. While the Order is in effect, the Bank cannot declare or pay dividends or fees to the Company without the prior written consent of the FDIC and Commissioner.

Brokered Deposits. The Order provides that the Bank may not accept, renew, or rollover any brokered deposits unless it is in compliance with the requirements of the FDIC regulations governing brokered deposits.

Oversight Committee. Within 30 days from the effective date of the Order, the Bank must establish a board committee to monitor and coordinate compliance with the Order.

Progress Reports. Within 45 days from the end of each calendar quarter following the effective date of the Order, the Bank must furnish the FDIC and Commissioner with progress reports detailing the form, manner and results of any actions taken to secure compliance with the Order.

The Order will remain in effect until modified or terminated by the FDIC and the Commissioner.

On May 24, 2013, the Company issued a press release announcing the Bank’s entry into the Order with the FDIC and the Commissioner.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: May 24, 2013	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	Stipulation and Consent to the Issuance of a Consent Order with the FDIC

10.2	Stipulation and Consent to the Issuance of a Consent Order with the Maryland Commissioner of Financial Regulation

10.3	Consent Order issued by the Federal Deposit Insurance Corporation

10.4	Acknowledgement of Adoption of the Order by the Maryland Commissioner of Financial Regulation

99.1	Press release dated May 24, 2013 (furnished herewith)

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